   Exhibit 31.2
CERTIFICATION

    I, Tom Doxey, Executive Vice President & Chief Financial Officer of Southwest Airlines Co., certify that:

1.           I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2025, of Southwest Airlines Co.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 6, 2026

By:	/s/ Tom Doxey
Tom Doxey
Executive Vice President & Chief Financial Officer (Principal Financial Officer)